SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:
[ ]  Preliminary Proxy Statement.
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[X]  Definitive Proxy Statement
[ ]  Definitive additional materials.
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

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                          INDEPENDENCE HOLDING COMPANY
                (Name of Registrant as Specified in Its Charter)

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Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the

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    previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount Previously Paid:

       (2) Form, Schedule or Registration Statement No.:

       (3) Filing Party:

       (4) Date Filed:


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                          INDEPENDENCE HOLDING COMPANY
                             96 Cummings Point Road
                           Stamford, Connecticut 06902


                                             July 12, 2004


To the Stockholders:

         The written consent of the holders of Independence Holding Company's common stock, par value $1.00 per share, at the close of business on the record date of July 8, 2004, is requested to an amendment to Independence Holding Company's Restated Certificate of Incorporation as described in the accompanying Consent Solicitation Statement. If you are not a stockholder of record and you wish to consent, you may either instruct your nominee to deliver a consent on your behalf, or accompany your consent with documentary evidence of beneficial ownership of your common stock as of the record date and a statement that such documentary evidence is a true and correct copy of what it purports to be. It is requested that your written consent, using the accompanying Consent Card, be delivered to Registrar and Transfer Company, at 10 Commerce Drive, Cranford, New Jersey 07016, Attention: Proxy Department on or before August 6, 2004. An addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States.

      It is the Company's intention to file a certificate of amendment with the Secretary of State of Delaware promptly after the amendment is approved by a majority of the shares of common stock outstanding as of the record date, at which time the amendment will become effective. This may occur at any time after the mailing of the Consent Statement.

                              By Order of the Board of Directors,

                              /s/ David T. Kettig

                              David T. Kettig
                              Secretary


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                          INDEPENDENCE HOLDING COMPANY
                             96 Cummings Point Road
                           Stamford, Connecticut 06902

                         CONSENT SOLICITATION STATEMENT
                                       FOR
                      THE SOLICITATION OF WRITTEN CONSENTS
                     TO THE ADOPTION OF AN AMENDMENT TO THE
                      RESTATED CERTIFICATE OF INCORPORATION

      This Consent Solicitation Statement is furnished to the stockholders of Independence Holding Company, a Delaware corporation, by the Board of Directors in connection with the solicitation by the Company of the written consents of the stockholders to the adoption of an amendment (the "Amendment") to the Restated Certificate of Incorporation of the Company.

      The purpose of the Amendment is to increase the number of shares of common stock, par value $1.00, which the Company has authority to issue by 5,000,000 from 15,000,000 to 20,000,000, and, consequently, to increase the total number of shares of all classes of stock which the Company shall have authority to issue by 5,000,000, from 15,100,000 to 20,100,000. The text of the Amendment is set forth below under the heading "The Amendment".

      The Company intends to distribute this Consent Solicitation Statement and the accompanying consent card commencing on or about July 12, 2004, to the holders of the Company's common stock as of the close of business on July 8, 2004. This latter date is referred to as the "record date." Written consents of stockholders representing a majority of the outstanding shares of common stock at the record date are required to approve the Amendment.

      The principal executive offices of the Company are located at 96 Cummings Point Road, Stamford, Connecticut 06902 and the telephone number of the Company is (203) 358-8000.


                            Reasons for the Amendment

      On June 9, 2004, the Company announced that its Board of Directors had declared an 80% stock dividend payable on July 2, 2004, to holders of record as of June 18, 2004. As set forth below, after giving effect to payment of this dividend, the Company does not have sufficient authorized but unissued shares of common stock for issuance pursuant to stock options that may vest in the future, or options that may be issued in the future under the Company's existing plans, although it will have sufficient shares to honor the exercise of all presently vested options.

      The Company currently has 15,000,000 authorized shares of common stock. The number of shares outstanding as of the record date, after giving effect to the payment of the stock dividend on July 2, is 14,062,300 shares. Also, after giving effect to the stock dividend as of the record date, the Company requires 623,374 shares to honor the exercise of currently vested options; 600,215 shares to honor the exercise of options that have been issued but are currently unvested; and 134,640 shares to honor the exercise of options that may in the future be granted under its existing plans. The authorization of additional common shares is therefore necessary to

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enable the Company to honor future exercises of presently unvested options, as well as to issue additional options under its plans.

      In addition, the Company believes that it is desirable to have available additional authorized shares of common stock for future stock dividends, employee benefit plans, financings, acquisitions, or other corporate purposes. Except as set forth herein, the Company has no present plan to issue additional shares to be authorized. The Company will issue shares as required upon the exercise of the existing unvested options. Also, the Company is in various stages of negotiation from time to time concerning possible acquisitions, one or more of which may be ongoing and, if consummated, may involve the issuance of shares as consideration, in whole or in part. Subject to applicable laws and regulations, the Board shall have the sole discretion to issue additional shares of the common stock authorized by the Amendment, from time to time, for any corporate purpose without further action by the stockholders, except as may be required by stock exchange rules, and without first offering such shares to stockholders.

      No holder of shares of common stock is entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of any stock of any class, series or kind whatsoever, or to subscribe for or purchase securities convertible into stock of any class, series or kind whatsoever.

                                  The Amendment

      The first paragraph of Article V of the Company's Restated Certificate of Incorporation reads as follows before giving effect to the Amendment:

            V. The total number of shares of stock which the Corporation shall have the authority to issue is Fifteen Million One Hundred Thousand (15,100,000) shares, consisting of Fifteen Million (15,000,000) shares of Common Stock, par value $1.00 per share ("Common Stock"), and One Hundred Thousand (100,000) shares of Preferred Stock, par value $1.00 per share.

      Pursuant to the Amendment, the first paragraph of Article V of the Restated Certificate would be deleted and replaced by the following:

            V. The total number of shares of stock which the Corporation shall have the authority to issue is Twenty Million One Hundred Thousand (20,100,000) shares, consisting of Twenty Million (20,000,000) shares of Common Stock, par value $1.00 per share ("Common Stock"), and One Hundred Thousand (100,000) shares of Preferred Stock, par value $1.00 per share.

The Board of Directors has adopted resolutions that set forth the Amendment, declare the advisability of the Amendment, and submit the Amendment to the stockholders for approval. The Board recommends approval of the Amendment by the stockholders.


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

                              The Consent Procedure

      General

      The Amendment is submitted for stockholder approval by written consent. No meeting of the stockholders will be held to vote on this matter. Only stockholders who own their shares as of July 8, 2004 are entitled to consent, to withhold their consent, or to revoke their consent, to the Amendment. Stockholders are entitled to one consent for each outstanding share of common stock held at the record date. After giving effect to the stock dividend payable on July 2, as of the record date there were 14,062,300 issued and outstanding shares of common stock.

      A stockholder that is not a holder of record and wishes to consent may either instruct the stockholder's nominee to deliver a consent on its behalf, or accompany the consent with documentary evidence of beneficial ownership of its common stock as of the record date and a statement that such documentary evidence is a true and correct copy of what it purports to be.

      Consents, once dated, signed, and delivered to the Company, will remain effective unless and until revoked by written notice of revocation dated, signed, and delivered to the Company at the address set forth below on or before the time that the Company has received written consents from holders of a majority of the outstanding shares of common stock.

      Stockholders owning a majority of the outstanding common stock as of the record date have indicated their intent to deliver to the Company their written consents approving the Amendment. Those stockholders hold sufficient shares of common stock to assure the approval of the Amendment regardless of whether consents are received from any other stockholders.

      The Amendment will be approved at such time as the Company holds unrevoked written consents of stockholders approving the Amendment representing a majority of the outstanding shares of common stock at the record date. Consequently, abstentions and broker non-votes would have the effect of a vote against approval of the Amendment.

      Stockholders are requested to indicate approval of the Amendment by signing and dating the Consent Card, checking the box on the Consent Card which corresponds to the approval of the Amendment, and delivering the Consent Card to the Company at the address set forth below. Withholding of consent to the Amendment, or abstention with respect to the approval of the Amendment, may be indicated by signing and dating the Consent Card, checking the box which corresponds to withholding of consent to the Amendment or abstention with respect to the approval of the Amendment, respectively, and delivering the Consent Card to the Company at the address set forth below.

      A Consent Card which has been signed, dated and delivered to the Company without any of the boxes for approval, withholding of consent, or abstention checked will constitute a consent to the Amendment.

      Consent Cards should be delivered to the Company at the following address:


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

                         Registrar and Transfer Company
                                10 Commerce Drive
                           Cranford, New Jersey 07016
                           Attention: Proxy Department

      Consent Cards should be delivered to the Company as soon as possible, but no later than August 6, 2004. An addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States. Consent Cards and revocations of consents will be deemed to have been received by the Company upon actual delivery at the above address.


      It is the Company's intention to file a certificate of amendment with the Secretary of State of Delaware promptly after the Amendment is approved by a majority of the shares of common stock outstanding as of the record date, at which time the Amendment will become effective. This may occur at any time after the mailing of this Consent Statement.


      Absence of Appraisal Rights

      Stockholders who abstain from consenting with respect to the Amendment, or who withhold consent to the Amendment, do not have the right to an appraisal of their shares of common stock or any similar dissenters' rights under applicable law.

      Expense of Consent Solicitation

      The Company will bear the entire cost of the solicitation of stockholder approval of the amendment, including the preparation, assembly, printing and mailing of this consent statement and any additional material furnished to stockholders. In addition, the Company may reimburse certain persons for their costs of forwarding the solicitation material to stockholders. The Company does not anticipate that it will be necessary to supplement its solicitation of consents by mail with telephone, telegram or personal solicitation of consents by directors, officers or employees of the Company. However, if such persons are called upon to solicit consents on behalf of the Company, no additional compensation will be paid for any of such services.

         Security Ownership of Certain Beneficial Owners and Management
                            Ownership of the Company

      The following table sets forth, as of June 1, 2004, after giving effect to the stock dividend payable on July 2, certain information relating to the ownership of the common stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the common stock, (ii) each of the Company's directors, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the year ended December 31, 2003, and (iv) all of the Company's executive officers and directors as a group.


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

NAME AND ADDRESS OF           AMOUNT AND NATURE OF
BENEFICIAL OWNER (1)         BENEFICIAL OWNERSHIP(2)        PERCENT OF CLASS
--------------------------------------------------------------------------------

Geneve Holdings, Inc.              8,155,611(3)                  58.0%

Alex Giordano                       61,439(4)                      *

Larry R. Graber                     71,568(5)                      *

David T. Kettig                     81,781(6)                      *

Allan C. Kirkman                    13,860(7)                      *

Steven B. Lapin                       84,182                       *

Edward Netter                           (8)                        *

Robert P. Ross, Jr.                 170,336(9)                   1.2%

C. Winfield Swarr                    50,459(10)                    *

Roy L. Standfest                      16,830                       *

James G. Tatum                      14,400(11)                     *

Roy T.K. Thung                     566,509(12)                   4.0%

All executive officers and      1,255,657 (4)(5)(6)              8.7%
directors as a group (14     (7)(8)(9)(10)(11)(12)(13)
persons)

----------------
* Less than 1%

(1) Unless otherwise indicated, the address of each beneficial owner is in the care of Independence Holding Company, 96 Cummings Point Road, Stamford, Connecticut 06902.

(2) Unless otherwise indicated and subject to applicable community property laws, Independence Holding Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that may be acquired by such person within 60 days of June 1, 2004 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage of ownership is determined by assuming all options, warrants or convertible securities that are held by such person (but not held by any other person)

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

and which are exercisable or convertible within 60 days of June 1, 2004) have been exercised or converted. Percent of Class (third column above) is based on 14,062,300 shares of common stock outstanding as of the record date of this Consent Statement, after giving effect to the payment of the stock dividend on July 2, as adjusted to give effect to the assumptions regarding conversion and exercise in the previous sentence.

(3) According to (i) information disclosed in Amendment No. 35 to Schedule 13D dated May 9, 2001 of Geneve Holdings, Inc., a private diversified holding company located at 96 Cummings Point Road, Stamford, Connecticut, (together with its affiliates also referred to herein as "Geneve") supplemented by (ii) information provided to the Company by Geneve in response to a Company questionnaire, a group consisting of Geneve and certain of its affiliates are the beneficial owners of 8,155,611 shares of Common Stock. Mr. Edward Netter, Chairman and a director of the Company, is an executive officer and a director of Geneve. Mr. Netter and members of his family control Geneve by virtue of his voting interest. Mr. Netter disclaims beneficial ownership as to the shares of Common Stock owned by Geneve.

To the best knowledge of the Company, Geneve has sole investment and voting power with respect to the shares listed above, and no other person or persons acting in concert own beneficially more than 5% of the Common Stock.

(4) Includes 60,449 shares of Common Stock subject to options granted to Mr. Giordano, all of which are exercisable within 60 days after June 1, 2004.

(5) Includes 52,769 shares of Common Stock subject to options granted to Mr. Graber, all of which are exercisable within 60 days after June 1, 2004.

(6) Includes 45,151 shares of Common Stock subject to options granted to Mr. Kettig, all of which are exercisable within 60 days after June 1, 2004.

(7) Includes 9,900 shares of Common Stock subject to options granted to Mr. Kirkman, all of which are exercisable within 60 days after June 1, 2004.

(8) As described in the table relating to Principal Stockholders, Geneve and certain of its affiliates are the beneficial owners of 8,155,611 shares of Common Stock, which represents 58.0% of the outstanding Common Stock as of June 1, 2004. Mr. Edward Netter, Chairman and a director of the Company, is an executive officer and a director of Geneve. Mr. Netter and members of his family control Geneve by virtue of his voting interest. Mr. Netter disclaims beneficial ownership as to the shares of Common Stock owned by Geneve.

(9) Includes 1,787 shares of Common Stock owned by Mr. Ross' wife, 163,800 shares owned by Starboard Partners, L.P., a limited partnership managed by an entity controlled by Mr. Ross ("Starboard L.P."), and 3,960 shares of Common Stock subject to options granted to Mr. Ross, all of which are exercisable within 60 days after June 1, 2004. Mr. Ross disclaims beneficial ownership of the shares owned by his wife and Starboard L.P.

(10) Includes 29,399 shares of Common Stock subject to options granted to Mr. Swarr, all of which are exercisable within 60 days after June 1, 2004.

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

(11) Includes 1,260 shares owned by Mr. Tatum's wife, as to which shares Mr. Tatum disclaims beneficial ownership, and 1,980 shares of Common Stock subject to options granted to Mr. Tatum, all of which are exercisable within 60 days after June 1, 2004.

(12) Includes 224,370 shares of Common Stock subject to options granted to Mr. Thung, all of which are exercisable within 60 days after June 1, 2004.

(13) Includes 49,952 shares of Common Stock subject to options granted to three executive officers, all of which are exercisable within 60 days after June 1, 2004.


                             Additional Information

      The Company files reports and other information with the Securities and Exchange Commission. Copies of these documents may be obtained at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. The Company's SEC filings are also available from commercial document retrieval services or on the SEC's web site at http://www.sec.gov. Stockholders may also request a copy of the Company's financial reports filed with the SEC by contacting the Company's Secretary at 96 Cummings Point Road, Stamford, Connecticut 06902, telephone number (203) 358-8000.

                               By Order of the Board of Directors

                               /s/ David T. Kettig

                               David T. Kettig
                               Secretary



July 12, 2004
New York, New York



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

                         Written Consent of Stockholders
                          Independence Holding Company


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE


      This consent is solicited by the board of directors. When properly executed, this consent will be voted as designated by the undersigned below. If this consent is signed, dated, and delivered to Independence Holding Company with no designation by the undersigned below, this consent will constitute the stockholder's consent to and approval of the amendment.

Amendment to the first paragraph of ARTICLE V of the Restated Certificate of Incorporation of Independence Holding Company as set forth under the heading "The Amendment" in the Consent Solicitation Statement dated July 12, 2004.


[ ]   FOR               [  ]  WITHHOLD                [ ]   ABSTAIN


      Please sign name(s) exactly as printed hereon, or provide evidence of beneficial ownership as specified in the accompanying consent solicitation statement. Executors, administrators, trustees, guardians, and attorneys should give full title as such. When shares are held jointly, all should sign. If the signer is a corporation, sign full corporate name by duly authorized officer. If the signer is a partnership, sign in the name of the partnership by an authorized person. If shares are held in more than one capacity, this consent shall be deemed valid for all shares held in all capacities.



          Please be sure to sign and date this Proxy in the box below.


                                          Date
                                                ------------


                                          Stockholder sign above


                                          Co-holder (if any) sign above


                                    If signing as attorney, executor,
                                    administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

Detach above card, sign, date and mail in postage paid envelope provided.

                          INDEPENDENCE HOLDING COMPANY
                             96 CUMMINGS POINT ROAD
                          STAMFORD, CONNECTICUIT 06902

                                    Important
                         Please complete, sign and date
                          your written consent promptly
                     and return it in the enclosed envelope


If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.



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